Exhibit 99.1

Moelis & Company Reports Second Quarter 2019 Financial Results;

Quarterly Dividend of $0.50 Per Share

•	Second quarter revenues of $153.5 million, down 30% from the second quarter of 2018; first half revenues of $291.3 million
•

GAAP net income of $0.54 per share (diluted) for the second quarter and $0.79 per share (diluted) for the first half of 2019; Adjusted net income of $0.56 per share (diluted) and $0.83 per share (diluted) for the second quarter and first half of 2019, respectively

•	Continued to execute on organic growth strategy
―	Appointed Managing Director to provide financial and strategic advice to oilfield services clients
―	Added seven Managing Directors year to date through internal development and key external hires
•	Strong balance sheet with cash and short term investments of $108.4 million and no debt or goodwill
•	Declared quarterly dividend of $0.50 per share

NEW YORK, July 30, 2019 – Moelis & Company (NYSE: MC) today reported financial results for the second quarter ended June 30, 2019.  The Firm’s revenues of $153.5 million decreased 30% from the prior year period.  The Firm reported second quarter 2019 GAAP net income of $37.7 million, or $0.54 per share (diluted) compared with $53.1 million or $0.72 per share (diluted) in the prior year period.  On an Adjusted basis, the Firm reported net income of $37.9 million or $0.56 per share (diluted) for the second quarter of 2019, which compares with $52.2 million of net income or $0.78 per share (diluted) in the prior year period.  GAAP and Adjusted net income in the second quarter of 2019 include tax benefits of $0.12 per share and $0.13 per share, respectively, related to the settlement of share based awards.

First half 2019 revenues were $291.3 million and represented a decrease of 34% over the prior year period.  GAAP net income for the period was $53.8 million, or $0.79 per share (diluted), as compared with $107.1 million, or $1.47 per share (diluted), in the prior year period.  On an Adjusted basis, the Firm reported net income of $56.1 million, or $0.83 per share (diluted), in the first half of 2019, as compared with $108.0 million, or $1.62 per share (diluted), in the prior year period.  GAAP and Adjusted net income in the first half of 2019 include tax benefits of $0.25 per share and $0.26 per share, respectively, related to the settlement of share based awards.

“Our revenues improved sequentially from the first quarter and we continue to see healthy M&A-related activity and strength in our industry leading restructuring franchise.  All indicators point to a much stronger second half of the year in comparison to the first half of the year,” said Ken Moelis, Chairman and Chief Executive Officer.

“The Firm continues to execute on its organic growth strategy.  In addition to our strong strategic dialogues, our financial sponsor coverage, which has been a pillar of our business since inception, continues to drive M&A and Restructuring activity.  By remaining focused on servicing our clients and building long term relationships, I am confident that we can continue to thrive.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 79% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 21% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein remove the impact of compensation expenses specifically related to the Firm’s IPO awards, and apply the corporate tax rate to all earnings under the assumption that 100% of the Firm’s first quarter 2019 income was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance

Revenues	$153,523	$220,405	-30%	$153,523	$220,405	-30%
Income (loss) before income taxes	38,901	59,157	-34%	39,105	59,859	-35%
Provision for income taxes	1,234	6,027	-80%	1,226	7,651	-84%
Net income (loss)	37,667	53,130	-29%	37,879	52,208	-27%

Net income (loss) attributable to noncontrolling interests	8,208	17,440	-53%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$29,459	$35,690	-17%	$37,879	$52,208	-27%
Diluted earnings per share	$0.54	$0.72	-25%	$0.56	$0.78	-28%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	US. GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance

Revenues	$291,306	$439,823	-34%	$291,306	$439,823	-34%
Income (loss) before income taxes	50,620	115,701	-56%	51,720	117,413	-56%
Provision (benefit) for income taxes	(3,224)	8,590	N/M	(4,331)	9,394	N/M
Net income (loss)	53,844	107,111	-50%	56,051	108,019	-48%

Net income (loss) attributable to noncontrolling interests	10,815	38,096	-72%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$43,029	$69,015	-38%	$56,051	$108,019	-48%
Diluted earnings per share	$0.79	$1.47	-46%	$0.83	$1.62	-49%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $153.5 million in the second quarter of 2019, as compared with $220.4 million in the prior year period, representing a decrease of 30%.  The decrease was primarily driven by fewer transaction completions, compared with a record second quarter of 2018.  This compares with a 22% decrease in the number of global completed M&A transactions in the same period1.  For the first half of 2019, revenues were $291.3 million, as compared with $439.8 million in the same period of 2018, or a decrease of 34%.

We continued to execute on our strategy of organic growth.  In the first half of 2019 we promoted five of our advisory professionals to Managing Director and hired two external Managing Directors to enhance our expertise in important sectors, products and regions.  The external hires include a veteran Managing Director that we announced since our last earnings release who will provide financial and strategic advice to oilfield services clients and will join the Firm next month.

[1]	Source: Thomson Financial as of July 3, 2019; includes all transactions greater than $100 million in value

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance

Expenses:
Compensation and benefits	$84,485	$128,109	-34%	$80,500	$126,730	-36%
% of revenues	55.0%	58.1%		52.4%	57.5%
Non-compensation expenses	$35,159	$36,651	-4%	$35,159	$36,651	-4%
% of revenues	22.9%	16.6%		22.9%	16.6%
Total operating expenses	$119,644	$164,760	-27%	$115,659	$163,381	-29%
% of revenues	77.9%	74.8%		75.3%	74.1%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	US. GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance

Expenses:
Compensation and benefits	$174,646	$255,286	-32%	$169,765	$252,897	-33%
% of revenues	60.0%	58.0%		58.3%	57.5%
Non-compensation expenses	$73,152	$73,823	-1%	$73,152	$73,823	-1%
% of revenues	25.1%	16.8%		25.1%	16.8%
Total operating expenses	$247,798	$329,109	-25%	$242,917	$326,720	-26%
% of revenues	85.1%	74.8%		83.4%	74.3%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $119.6 million for the second quarter and $247.8 million in the first half of 2019.  On an Adjusted basis, operating expenses were $115.7 million for the second quarter of 2019 as compared with $163.4 million in the prior year period and $242.9 million for the first half of 2019 as compared with $326.7 million in the prior year period.  The decrease in operating expenses was primarily associated with a decline in revenues, which drove decreased compensation and benefits expenses in both current year periods.

Compensation and benefits expenses on a GAAP basis were $84.5 million in the second quarter and $174.6 in the first half of 2019.  Adjusted compensation and benefits expenses (which include a compensation clawback benefit reclassified from other income in the second quarter of 2019, and exclude the amortization of IPO awards for the reported periods) were $80.5 million for the second quarter and $169.8 million in the first half of 2019.  This compares with $126.7 million and $252.9 million in the second quarter and first half of 2018, respectively.  The Adjusted compensation and benefits ratio for the current quarter was 52.4%, and 58.3% for the first half of 2019.

Non-compensation expenses on a GAAP and Adjusted basis were $35.2 million for the second quarter of 2019 as compared with $36.7 million for the prior year period.  Our non-compensation expense ratio increased from 16.6% in the prior year period to 22.9% in the current period due to a substantial decline in revenues.  In the first half of 2019, GAAP and Adjusted non-compensation expenses were $73.2 million, which declined from $73.8 million in the same period of the prior year.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 79% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 21% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2019 income was taxed at our effective corporate tax rate of 3.1% versus 12.8% in the prior year period.  The decrease in the tax rate primarily reflects the greater impact of a tax benefit of approximately $8.6 million in the current period from the delivery of equity-based compensation applied to lower pre-tax income as compared to the prior period.

Capital Management and Balance Sheet

On July 29, 2019, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.50 per share, which will be paid on September 27, 2019 to common stockholders of record on August 9, 2019.

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2019, held cash and liquid investments of $108.4 million and had no debt or goodwill.

During the second quarter of 2019, we repurchased 355,039 shares of our common stock for a total cost of $12.6 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Tuesday, July 30, 2019, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2019 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Second Quarter 2019 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10132999.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 19 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Michele Miyakawa	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 310 443 2344	t: + 1 212 883 3666
michele.miyakawa@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$153,523	$220,405	$291,306	$439,823

Expenses
Compensation and benefits	84,485	128,109	174,646	255,286
Occupancy	4,765	4,550	9,584	9,133
Professional fees	5,342	6,574	10,521	12,258
Communication, technology and information services	7,877	7,317	15,839	14,450
Travel and related expenses	9,293	10,851	20,790	22,411
Depreciation and amortization	1,290	1,100	2,445	2,155
Other expenses	6,592	6,259	13,973	13,416
	119,644	164,760	247,798	329,109

Operating income (loss)	33,879	55,645	43,508	110,714
Other income (expenses)	4,303	1,286	5,680	1,873
Income (loss) from equity method investments	719	2,226	1,432	3,114
Income (loss) before income taxes	38,901	59,157	50,620	115,701
Provision (benefit) for income taxes	1,234	6,027	(3,224)	8,590
Net income (loss)	37,667	53,130	53,844	107,111

Net income (loss) attributable to noncontrolling interests	8,208	17,440	10,815	38,096
Net income (loss) attributable to Moelis & Company	$29,459	$35,690	$43,029	$69,015

Weighted-average shares of Class A common stock outstanding
Basic	50,107,269	41,750,396	48,919,127	38,938,952
Diluted	54,668,087	49,280,107	54,770,852	46,991,421
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59	$0.85	$0.88	$1.77
Diluted	$0.54	$0.72	$0.79	$1.47

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$84,485	$(3,985)	(a)(b)	$80,500
Other income (expenses)	4,303	(3,781)	(b)	522

Income (loss) before income taxes	38,901	204		39,105
Provision for income taxes	1,234	(8)	(c)	1,226
Net income (loss)	37,667	212		37,879

Net income (loss) attributable to noncontrolling interests	8,208	(8,208)		-
Net income (loss) attributable to Moelis & Company	$29,459	$8,420		$37,879

Weighted-average shares of Class A common stock outstanding
Basic	50,107,269	13,033,268	(d)	63,140,537
Diluted	54,668,087	13,033,268	(d)	67,701,355
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59			$0.60
Diluted	$0.54			$0.56

(a)

Expense associated with the amortization of Restricted Stock Units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $3.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated.  Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $8.6 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.0%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended June 30, 2018
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$128,109	$(1,379)	(a)(b)	$126,730
Other income (expenses)	1,286	(677)	(b)	609

Income (loss) before income taxes	59,157	702		59,859
Provision for income taxes	6,027	1,624	(c)	7,651
Net income (loss)	53,130	(922)		52,208

Net income (loss) attributable to noncontrolling interests	17,440	(17,440)		-
Net income (loss) attributable to Moelis & Company	$35,690	$16,518		$52,208

Weighted-average shares of Class A common stock outstanding
Basic	41,750,396	17,909,824	(d)	59,660,220
Diluted	49,280,107	17,909,824	(d)	67,189,931
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.85			$0.88
Diluted	$0.72			$0.78

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)	Reflects a reclassification of other income associated with the forfeiture of fully vested Class A partnership units to compensation and benefits expense.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 12.8% for the period stated, which includes the excess tax benefit of $7.4 million related to the settlement of share-based awards. Excluding such discrete benefit, our effective tax rate for the period presented would have been 25.2%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$174,646	$(4,881)	(a)(b)	$169,765
Other income (expenses)	5,680	(3,781)	(b)	1,899

Income (loss) before income taxes	50,620	1,100		51,720
Provision (benefit) for income taxes	(3,224)	(1,107)	(c)	(4,331)
Net income (loss)	53,844	2,207		56,051

Net income (loss) attributable to noncontrolling interests	10,815	(10,815)		-
Net income (loss) attributable to Moelis & Company	$43,029	$13,022		$56,051

Weighted-average shares of Class A common stock outstanding
Basic	48,919,127	13,012,402	(d)	61,931,529
Diluted	54,770,852	13,012,402	(d)	67,783,254
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.88			$0.91
Diluted	$0.79			$0.83

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $3.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated.  Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $17.3 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2018
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$255,286	$(2,389)	(a)(b)	$252,897
Other income (expenses)	1,873	(677)	(b)	1,196

Income (loss) before income taxes	115,701	1,712		117,413
Provision for income taxes	8,590	804	(c)	9,394
Net income (loss)	107,111	908		108,019

Net income (loss) attributable to noncontrolling interests	38,096	(38,096)		-
Net income (loss) attributable to Moelis & Company	$69,015	$39,004		$108,019

Weighted-average shares of Class A common stock outstanding
Basic	38,938,952	19,867,495	(d)	58,806,447
Diluted	46,991,421	19,867,495	(d)	66,858,916
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.77			$1.84
Diluted	$1.47			$1.62

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)	Reflects a reclassification of other income associated with the forfeiture of fully vested Class A partnership units to compensation and benefits expense.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 8.0% for the period stated, which includes the excess tax benefit of $20.2 million related to the settlement of share-based awards.  Excluding such discrete benefit, our effective tax rate for the period presented would have been 25.2%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.